Exhibit 5.1

August 1, 2014

Jones Energy, Inc.
807 Las Cimas Parkway
Suite 350
Austin, Texas 78746

Ladies and Gentlemen:

        We have acted as counsel for Jones Energy, Inc., a Delaware corporation (the "Company"), with respect to certain legal matters in connection with the filing with the Securities and Exchange Commission (the "Commission") of a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), registering shares of Class A common stock, par value $0.001 per share ("Class A Shares"), of the Company to be issued and/or sold by the Company and the selling stockholders identified therein (the "Selling Stockholders") from time to time pursuant to Rule 415 under the Securities Act.

        In our capacity as your counsel in the connection referred to above and as a basis for the opinions herein after expressed, we have examined (i) the Amended and Restated Certificate of Incorporation of the Company, (ii) the Amended and Restated Bylaws of the Company, (iii) originals, or copies certified or otherwise identified, of the records and minute books of the Company, as furnished to us by the Company, (vi) originals, or copies certified or otherwise identified, of certificates of public officials and of representatives of the Company, statutes and other instruments and documents, and (v) the Registration Statement and the prospectus contained therein (the "Prospectus") as a basis for the opinions hereafter expressed.

        In connection with this opinion, we have assumed that (i) the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective; (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Class A Shares offered thereby; (iii) all Class A Shares will be issued and/or sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement; (iv) a definitive purchase, underwriting or similar agreement with respect to any Class A Shares offered will have been duly authorized and validly executed and delivered by the Company; (v) any securities issuable upon conversion, redemption, exchange or exercise of any Class A Shares being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, redemption, exchange or exercise; (vi) the certificates for the Class A Shares will conform to the specimens thereof examined by us and will have been duly countersigned by a transfer agent and duly registered by a registrar of the Class A Shares, or, if uncertificated, valid book-entry notations will have been made in the register of the Company in accordance with the provisions of the governing documents of the Company; and (vii) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original and all signatures on each such document are genuine.

        Based upon and subject to the foregoing, we are of the opinion that, when (a) the Company has taken all necessary action to approve the issuance of the Class A Shares, the terms of the offering thereof and related matters, and (b) such Class A Shares have been issued and delivered in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement approved by the Company upon payment of the consideration therefor provided for therein, the Class A Shares will be duly authorized and validly issued and will be fully paid and nonassessable.

        The opinions set forth above are limited in all respects to matters of the General Corporation Law of the State of Delaware and applicable federal law of the United States of America, in each case as in effect on the date hereof.

        We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,
/s/ BAKER BOTTS L.L.P.